EXHIBIT 10.4

Lipocine Inc.

Restricted Stock Unit Grant Notice

2011 Equity Incentive Plan

Lipocine Inc. (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Notice, the 2011 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting Schedule:	[The Award vests as to 1/4th of the RSUs (rounded down to the nearest whole RSU) on the twelve-month anniversary of the Vesting Commencement Date, with the balance vesting as to 1/48th of the RSUs (rounded down to the nearest whole RSU, except for the last vesting installment) each month thereafter, subject to Participant’s Continuous Service with the Company through each such vesting date. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU which vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement, the Plan and the stock plan prospectus for this Plan. As of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Lipocine Inc.	Participant:

By:
Signature	Signature

Title:	Date:

Date:

Attachments:	Award Agreement, 2011 Equity Incentive Plan